UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2008 (August 11, 2008)

INTERMOST CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31st Floor, 3B31-23 Guomao Building, 005 Renmin Rd. (South) Shenzhen, People’s Republic of China 518001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06         Material Impairments.

On August 12, 2008, the Company’s current management team, following discussions with its Board of Directors and its auditors, concluded that certain accounts, which had been carried as assets from the prior management team, should be impaired.  These accounts aggregated to $5,507,510 and included:  $3,454,693 equity balance less $1,000,000 receivable from Golden Anke Technology Ltd., $2,114,976 acquisition goodwill from Golden Anke Technology Ltd., $1,400,000 investment deposit with Chainleader less $150,000 receivable, less the total overall accumulated translation adjustments of $312,159.  The $1,000,000 and $150,000 receivables represent the effort of this management to collect from the other parties.  Other than Golden Anke, we are continuing our attempts to recover as much value as we can from these impaired assets.

Item 4.02         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 12, 2008, the Company’s current management team, following discussions with its Board of Directors and its auditors, concluded that the previously filed audited financial statements and other financial information as of and for the year ended June 30, 2007, issued with the Company’s Form 10-KSB filed with the Commission on October 26, 2007 should no longer be relied upon.  In response to an inquiry from the Securities and Exchange Commission concerning the Company’s financial statements, the Company reexamined certain accounts which it has now determined should have been impaired.  Impairing these accounts is expected to result in an increased loss for the fiscal year ended June 30, 2007 of $5,507,510 from the loss of $3,090,547 reported in the Annual Report, to a loss of $8,598,057.

Owing to the above mentioned impairment, the Company will restate the audited financial statements as of and for the year ended June 30, 2007 by filing amendments to the Form 10-KSB for the year ended June 30, 2007 and to the Form 10-QSB for the period ended December 31, 2007 as soon as practicable.

In connection with this restatement, the Company is re-evaluating its procedures concerning long-life asset impairment, its disclosure and presentation criteria, and its internal controls over financial reporting.  The Company intends to examine enhancements to its internal controls over financial reporting to provide reasonable assurance that errors of this type will not recur.  In addition, the Company is examining the implementation of well-defined standards for long-life asset impairment.  The Company expects to complete this reporting examination by December 31, 2008.

The above conclusions were reached in consultation with the Company’s Board of Directors and the Company’s independent registered public accounting firm, Albert Wong & Co.  A copy of this disclosure was provided to Albert Wong & Co. in advance of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2008	INTERMOST CORPORATION

	By:	/S/ Rocky Wulianghai
Rocky Wulianghai,
President and Chief Executive Officer